Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of March 23, 2004

by and among

GRANDE COMMUNICATIONS HOLDINGS, INC.,

as Issuer,

THE GUARANTORS LISTED ON SCHEDULE A HERETO

and

BEAR, STEARNS & CO. INC.

and

DEUTSCHE BANK SECURITIES INC.,

as Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 23, 2004, by and among Grande Communications Holdings, Inc., a Delaware corporation (the “Company”), the guarantors listed on Schedule A hereto (the “Guarantors”) and Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc. (each an “Initial Purchaser” and, together, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 14% Senior Secured Notes due 2011 (the “Initial Notes”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement, dated as of March 9, 2004 (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 10(p) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of March 23, 2004, among the Company, the Guarantors and U.S. Bank National Association, as trustee, relating to the Initial Notes and the Exchange Notes (the “Indenture”).

The parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall have the meaning used in Rule 144.

“Agreement” shall have the meaning set forth in the first introductory paragraph hereto.

“Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Closing Date” shall mean the date hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the first introductory paragraph hereto.

“Consummate” shall be deemed to mean, in the context of an Exchange Offer, for purposes of this Agreement to occur upon (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the

Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer.

“Consummation Deadline” shall have the meaning set forth in Section 3(b) hereof.

“Effectiveness Deadline” shall have the meaning set forth in Sections 3(a) and 4(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall mean the Company’s 14% Senior Secured Notes due 2011 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

“Exchange Offer” shall mean the exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are tendered by such Holders in connection with such exchange and issuance.

“Exchange Offer Registration Statement” shall mean the Registration Statement relating to the Exchange Offer, including the related Prospectus.

“Filing Deadline” shall have the meaning set forth in Sections 3(a) and 4(a) hereof.

“Guarantors” shall have the meaning set forth in the first introductory paragraph hereto.

“Holders” shall have the meaning set forth in Section 2 hereof.

“Indenture” shall have the meaning set forth in the second introductory paragraph hereto.

“Initial Notes” shall have the meaning set forth in the first introductory paragraph hereto.

“Initial Purchasers” shall have the meaning set forth in the first introductory paragraph hereto.

“Person” shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference into such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the second introductory paragraph hereto.

“Recommencement Date” shall have the meaning set forth in Section 6(d) hereof.

“Registration Default” shall have the meaning set forth in Section 5 hereof.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Rule 144” shall mean Rule 144 promulgated under the Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Act.

“Rule144A” shall mean Rule 144A promulgated under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Shelf Registration Statement” shall have the meaning set forth in Section 4 hereof.

“Suspension Notice” shall have the meaning set forth in Section 6(d) hereof.

“TIA” shall mean the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

“Transfer Restricted Securities” shall mean each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144.

SECTION 2. HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

(a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 90 days after the Closing Date (such 90th day being the “Filing Deadline”), (ii) use their respective reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than 180 days after the Closing Date (such 180th day being the “Effectiveness Deadline”) and (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the offer and issuance of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter, or longer, if required by the federal securities laws (the last day of such period being the “Consummation Deadline”).

(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period ending on the date when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than five (5) Business Days after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

(a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to 20 Business Days following Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

(x) use their respective reasonable best efforts on or prior to 60 days after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, which in no event shall be prior to 90 days following the Closing Date, the “Filing Deadline”), to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities, and

(y) use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to the later of (i) 60 days after the Filing Deadline for the Shelf Registration Statement and (ii) 180 days after the Closing Date (such later day, the “Effectiveness Deadline”).

If, after the Company and the Guarantors have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the expiration of the period referred to in Rule 144(k) (as extended pursuant to Section 6(d)), or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 calendar days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

(a) Liquidated Damages. If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded as promptly as reasonably practicable by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective thereafter (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.20 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

(b) Accrued Damages. All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the

Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) comply with all the provisions of Section 6(c) below and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;

(ii) issue, upon the request of any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate;

(iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least (A) five (5) Business Days in the case of the initial Shelf Registration Statement and Prospectus or (B) two (2) Business Days in the case of any amendment or supplement thereto, and the Company will not file any such

Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Holders of at least a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared shall reasonably object within five Business Days after the receipt thereof; provided that the Company may assume, for the purposes of this subparagraph (iv), that objections to the inclusion of information specifically requested to be included in the Shelf Registration Statement by the staff of the SEC, or in the reasonable opinion of counsel to the Company, required to be in the Registration Statement, or specifically required by applicable law, shall not be deemed to be reasonable. A Holder shall be deemed to have reasonably objected to such filing if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus in connection with such exchange or sale, if any, provide copies of such document to each Holder, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

(vi) make available, at reasonable times, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such Persons first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information will be kept confidential by such Persons, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any Prospectus), (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (D) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after reasonable inquiry, by such Person to be bound by a confidentiality agreement; provided further that, to the extent the foregoing investigation is being made contemporaneously by more than two Holders, there shall be (x) one attorney and one accountant retained by all Holders to make such investigation and (y) not more than two representatives designated by and on behalf of all Holders to make such investigation for all Holders, and any such confidential information delivered to any such representative may be disclosed to the other Holders so long as the Holder agrees to be bound by such confidentiality agreement;

(vii) if requested by any Holders in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; provided that the Company does not have to include any information not specifically requested to be included in the Shelf Registration Statement by the staff of the SEC, or in the reasonable opinion of counsel to the Company, required to be in the Registration Statement, or specifically required by applicable law; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Holder in connection with such sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and, upon request, all exhibits;

(ix) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any Shelf Registration Statement. In such connection, the Company and the Guarantors shall:

(A) upon request of any Holder, furnish (or in the case of paragraphs (2) and (3), use their respective reasonable best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in paragraphs 10(a), (b), (c), (d) and (e) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

(2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors in customary form covering matters and beliefs similar to those set forth in Exhibits D-1, D-2, D-3 and D-4 to the Purchase Agreement and such other matters as such Holder may reasonably request; and

(3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 10(k) of the Purchase Agreement; and

(B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (ix); and

(x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject.

(c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission issues any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority issues an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration

Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(v) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to use its reasonable best efforts to cause the registrar of the Transfer Restricted Securities to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(vi) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(vii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(viii) otherwise use their respective best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

(ix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(b)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(b)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors; (v) all reasonable fees and disbursements of not more than one counsel for the Holders of Transfer Restricted Securities, as provided in Section 7(b); and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Initial Notes into in the Exchange Offer and/or selling or reselling Initial Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul, Hastings, Janofsky & Walker LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

(c) Each Holder will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

SECTION 8. INDEMNIFICATION

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided that the indemnification contained in this Section 8(a) with respect to a preliminary Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) on account of any such loss, claim, damage, liability or judgment arising from the sale of the Transfer Restricted Securities by such Holder to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a preliminary Prospectus was corrected in the Prospectus and, due to the wrongful actions or wrongful inaction of such Holder, such Holder did not send or give in a timely manner, a copy of the Prospectus to such person (as then amended or supplemented) if the Company had previously furnished sufficient copies thereof to such Holder in a timely basis.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume and control the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on the advice of such counsel, that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

(a) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(b)(i), the Company has obtained the written or electronic consent of Holders of 66 2/3% of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates) and (ii) in the case of all other provisions hereof, the Company has obtained the written or electronic consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). In such case, such amendment, modification, supplement, waiver or consent may be effected without the consent of the Initial Purchasers. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(c) Additional Guarantors. The Company shall cause any of its Domestic Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

(d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company or the Guarantors:

Grande Communications Holdings, Inc.

401 Carlson Circle

San Marcos, Texas 78666

Telecopier No.: (512) 878-4010

Attention: General Counsel

With a copy to:

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Telecopier No.: (212) 637-5910

Attention: Steven M. Kaufman

(iii) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(iv) Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer

Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANDE COMMUNICATIONS HOLDINGS, INC.

BY:

NAME: TITLE:

GRANDE COMMUNICATIONS, INC. GRANDE COMMUNICATIONS CLEARSOURCE, INC. GRANDE COMMUNICATIONS NETWORKS, INC. GRANDE COMMUNICATIONS HOUSTON, INC.

BY:

NAME: TITLE:

DENTON TELECOM HOLDINGS I, LLC DENTON TELECOM INVESTORS I, LLC

BY:	GRANDE COMMUNICATIONS, INC. ITS SOLE MEMBER

BY:

NAME: TITLE:

DENTON TELECOM PARTNERS I, LLP

BY:	DENTON TELECOM HOLDINGS I, LLC ITS GENERAL PARTNER

BY:	GRANDE COMMUNICATIONS, INC. ITS SOLE MEMBER

BY:

NAME: TITLE:

S—1

BEAR, STEARNS & CO. INC.

BY:

NAME: TITLE:

DEUTSCHE BANK SECURITIES INC.

BY:

NAME: TITLE:

BY:

NAME: TITLE:

S—2

SCHEDULE I

Guarantors

GRANDE COMMUNICATIONS, INC.

GRANDE COMMUNICATIONS CLEARSOURCE, INC.

GRANDE COMMUNICATIONS NETWORKS, INC.

GRANDE COMMUNICATIONS HOUSTON, INC.

DENTON TELECOM HOLDINGS I, LLC

DENTON TELECOM INVESTORS I, LLC

DENTON TELECOM PARTNERS I, LLP